UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2012

VECTOR GROUP LTD.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-5759	65-0949535
(Commission File Number)	(I.R.S. Employer Identification No.)

100 S.E. Second Street, Miami, Florida	33131
(Address of Principal Executive Offices)	(Zip Code)

(305) 579-8000
(Registrant’s Telephone Number, Including Area Code)

(Not Applicable)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

On May 22, 2012, Vector Group Ltd. held its 2012 annual meeting of stockholders, where stockholders considered and voted upon the following proposals:
Proposal 1: Election of Directors.
By vote reflected below, each of the directors nominated was elected.

Nominee	For	Withheld	Broker Non-Votes

Bennett S. LeBow	44,598,700	6,879,443	20,199,113
Howard M. Lorber	44,761,266	6,716,877	20,199,113
Ronald J. Bernstein	44,887,669	6,590,474	20,199,113
Stanley S. Arkin	43,546,244	7,931,899	20,199,113
Henry C. Beinstein	47,091,709	4,386,434	20,199,113
Jeffrey S. Podell	49,138,511	2,339,632	20,199,113
Jean E. Sharpe	47,323,666	4,154,477	20,199,113

Proposal 2: Advisory approval of executive compensation (say on pay).
By vote reflected below, the Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
37,158,409	14,097,429	222,305	20,199,113
Proposal 3: Approval of ratification of PricewaterhouseCoopers LLP as independent registered certified public accounting firm for the year ending December 31, 2012.

By vote reflected below, the selection of the independent registered certified public accounting firm was ratified.

For	Against	Abstain	Broker Non-Votes
71,030,624	525,507	121,125	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.

By:     /s/ J. Bryant Kirkland III
J. Bryant Kirkland III
Vice President, Treasurer and Chief Financial Officer

Date:    May 22, 2012